CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our name, for the Pacer Funds Trust, which includes the Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF, and to all references to our firm included in or made a part of this Post-Effective Amendment No. 114 under the Securities Act of 1933 and Post-Effective Amendment No. 116 the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Fund.

Huntingdon Valley, Pennsylvania
July 3, 2024